As filed with the Securities and Exchange Commission on May 15, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ADVANCED TECHNICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                                11-1581582
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)                Identification No.)


                         3353 PEACHTREE ROAD, SUITE 920
                             ATLANTA, GEORGIA 30326
                                 (404) 231-7272
              (Address of registrant's principal executive offices)

            1997 ADVANCED TECHNICAL PRODUCTS, INC. STOCK OPTION PLAN

            ADVANCED TECHNICAL PRODUCTS, INC. NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

               TPG HOLDINGS, INC. KEY MANAGEMENT STOCK OPTION PLAN
                              (Full title of plans)

                                 James S. Carter
                 Chairman, President and Chief Executive Officer
                        Advanced Technical Products, Inc.
                         3353 Peachtree Road, Suite 920
                             Atlanta, Georgia 30326
                                 (404) 231-7272

                        Copy to: Eric A. Blumrosen, Esq.
                      Gardere Wynne Sewell & Riggs, L.L.P.
                                 333 Clay Avenue
                                    Suite 800
                            Houston, Texas 77002-4086
                                 (713) 308-5500

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                         CALCULATION OF REGISTRATION FEE

      TITLE OF EACH CLASS                        Proposed Maximum   Proposed Maximum
      OF SECURITIES TO BE          Amount to be  Offering Price per Aggregate Offering    Amount of
          REGISTERED                Registered       Share (5)      Price (5)           Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..      216,000 (1)     $15.00          $3,740,000            $956
Common Stock, $.01 par value..      189,707 (2)      $0.41             $77,780             $23
Common Stock, $.01 par value..      127,500 (3)     $13.84          $1,764,600            $521
Common Stock, $.01 par value..       56,500 (4)     $13.84            $781,960            $231
    Totals....................      595,952                         $5,864,340          $1,730
========================================================================================================

(1) Includes 172,500 shares subject to options previously granted under the 1997 Advanced Technical Products, Inc. Stock Option Plan and 43,500 shares subject to options previously granted under the Advanced Technical Products Non-Employee Directors Stock Option Plan.

(2) Includes shares subject to options previously granted under the TPG Holdings, Inc. Key Management Stock Option Plan.

(3) Includes shares subject to options not yet granted under the 1997 Advanced Technical Products, Inc. Stock Option Plan.

(4) Includes shares subject to options not yet granted under the Advanced Technical Products Non-Employee Directors Stock Option Plan.

(5) With respect to shares subject to options previously granted, the Proposed Maximum Offering Price per Shares is calculated pursuant to Rule 457(h),and as such, is based upon the exercise price of each outstanding option. With respect to shares subject to options not yet granted, the Proposed Maximum Offering Price per Shares is estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $13.84 per share, the average of the high and low price of the Registrant's common stock as reported on the Nasdaq SmallCap Market on May 12, 1998.

--------------------------------------------------------------------------------

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------------

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed by Advanced Technical Products, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this registration statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0- 1298).

         (2) The Registrant's Current Report on Form 8-K dated March 12, 1998 filed pursuant to Section 12 of the Exchange Act.

         (3) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
     Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summary is qualified in its entirety by reference to the complete text of the General Corporation Law of the State of Delaware (the "DGCL"), the Bylaws of the Registrant (the "Registrant Bylaws") and the Amended and Restated Certificate of Incorporation of the Registrant (the "Registrant Charter") referred to below.

     Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant Bylaws provide for the indemnification of each director, officer, former director and former officer of Registrant, and each person who shall have served at the request of Registrant as a director or officer of another corporation in which Registrant owns shares of capital stock or of which Registrant is a creditor, against expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of his or her being or having been a director or officer of Registrant or of such other corporation. The Registrant Bylaws also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any bylaw, agreement, vote of stockholders or otherwise.

     Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Registrant Charter does not contain a provision so limiting the personal liability of directors of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

4.1      --   1997 Advanced Technical Products, Inc. Stock Option Plan
              (incorporated by reference to Exhibit 10.23 to the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 1997).
4.2      --   Form of Incentive Stock Option Agreement for options granted under
              Advanced Technical Products, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.24 to the Registrant's Annual Report on
              Form 10-K for the year ended December 31, 1997).
4.3      --   Advanced Technical Products, Inc. Non-Employee Directors Stock
              Option Plan (incorporated by reference to Exhibit 10.25 to the
              Registrant's Annual Report on Form 10-K for the year ended
              December 31, 1997).
4.4      --   Form of Nonqualified Stock Option Agreement for options granted under Advanced Technical Products, Inc. Non-Employee Director
              Stock Option Plan (incorporated by reference to Exhibit 10.26 to the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 1997).
4.5*     --   TPG Holdings, Inc. Key Management Stock Option Plan (1996)
              (including form of Option Agreement).
5.1*     --   Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for the
              Registrant.
23.1*    --   Consent of KPMG Peat Marwick LLP, independent accountants.
23.2*    --   Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in
              Exhibit 5.1).
24.1*    --   Power of Attorney (included on signature page on page II-5)

-------------------

     *   Filed herewith.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of May, 1998.

                                     ADVANCED TECHNICAL PRODUCTS, INC.
                                     (Registrant)

                                     By: /s/ JAMES S. CARTER
                                         James S. Carter, CHAIRMAN OF THE BOARD,
                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James S. Carter and Garrett L. Dominy and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below in the city of Atlanta, State of Georgia, on the 14th day of May, 1998.

          SIGNATURE                           TITLE                    DATE
          ---------                           -----                    ----

     /s/ JAMES S. CARTER             CHAIRMAN OF THE BOARD,        May 14, 1998
       James S. Carter             CHIEF EXECUTIVE OFFICER AND
                                            PRESIDENT
                                  (PRINCIPAL EXECUTIVE OFFICER)
                                          AND DIRECTOR

    /s/ GARRETT L. DOMINY           EXECUTIVE VICE PRESIDENT,      May 14, 1998
      Garrett L. Dominy           FINANCIAL OFFICER, ASSISTANT
                                     SECRETARY AND TREASURER
                                 (PRINCIPAL FINANCIAL OFFICER AND
                                  PRINCIPAL ACCOUNTING OFFICER)
                                          AND DIRECTOR

     /s/ ALAN W. BALDWIN                    DIRECTOR               May 14, 1998
       Alan W. Baldwin

    /s/ ROBERT C. SIGRIST                   DIRECTOR               May 14, 1998
      Robert C. Sigrist

  /s/ LAWRENCE E. WESNESKI                  DIRECTOR               May 14, 1998
    Lawrence E. Wesneski

     /s/ SAM P. DOUGLASS                    DIRECTOR               May 14, 1998
       Sam P. Douglass

     /s/ GARY L. FORBES                     DIRECTOR               May 14, 1998
       Gary L. Forbes

      /s/ JOHN M. SIMON                     DIRECTOR               May 14, 1998
        John M. Simon

                                INDEX TO EXHIBITS

4.1      --      1997 Advanced Technical Products, Inc. Stock Option Plan
                 (incorporated by reference to Exhibit 10.23 to the Registrant's
                 Annual Report on Form 10-K for the year ended December 31,
                 1997).
4.2      --      Form of Incentive Stock Option Agreement for options granted under Advanced Technical Products, Inc. Stock Option Plan
                 (incorporated by reference to Exhibit 10.24 to the Registrant's
                 Annual Report on Form 10-K for the year ended December 31,
                 1997).
4.3      --      Advanced Technical Products, Inc. Non-Employee Directors Stock
                 Option Plan (incorporated by reference to Exhibit 10.25 to the
                 Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 1997).
4.4      --      Form of Nonqualified Stock Option Agreement for options granted under Advanced Technical Products, Inc. Non-Employee Director
                 Stock Option Plan (incorporated by reference to Exhibit 10.26 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).
4.5*     --      TPG Holdings, Inc. Key Management Stock Option Plan (1996)
                 (including form of Option Agreement).
5.1*     --      Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Registrant.
23.1*    --      Consent of KPMG Peat Marwick LLP, independent accountants.
23.2*    --      Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in
                 Exhibit 5.1).
24.1*    --      Power of Attorney (included on signature page on page II-5)

-------------------

        *  Filed herewith.